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                             Prospectus Supplement to Prospectus dated September
                             27, 2000, File No. 333-45406 Filed Pursuant to Rule 424(b)(3)

                  ILLINOIS SUPERCONDUCTOR CORPORATION

                              SUPPLEMENT
                                 TO
                  PROSPECTUS DATED SEPTEMBER 27, 2000

     This is a Supplement to Illinois Superconductor Corporation's Prospectus, dated September 27, 2000 (the "Prospectus"), with respect to the offer and sale of up to 3,440,526 shares of Common Stock, including preferred stock purchase rights, of Illinois Superconductor Corporation. This Supplement amends and supplements certain information contained in the Prospectus. We encourage you to read this Supplement carefully.

                              _____________

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSIONER HAS APPROVED OR DISAPPROVED OF THE SHARES OF ILLINOIS SUPERCONDUCTOR CORPORATION COMMON STOCK TO BE ISSUED UNDER THIS SUPPLEMENT AND THE PROSPECTUS OR DETERMINED IF THIS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              _____________

               THE DATE OF THIS SUPPLEMENT IS NOVEMBER 2, 2000.

CURRENT REPORTS ON FORM 8-K

     1. On November 2, 2000 the Company filed with the Securities and Exchange Commission a Current Report on Form 8-K, announcing that the Company has entered into an agreement to acquire Lockheed Martin Canada's Adaptive Notch Filtering ("ANF") Business Unit.

     A copy of the Company's Current Report on Form 8-K filed on November 2, 2000 is being provided to you along with this supplement.

Information about documents that have been incorporated by reference into the Prospectus is included in the section of the Prospectus captioned "Where You Can Find More Information."